Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2014 EARNINGS

Reports Net Investment Income of $0.25 Per Share

Declares Monthly Distributions of $0.067 Per Share for a Total of $0.20 Per Share for Fourth Fiscal Quarter 2014,
Equal to Annualized Distribution Rate of $0.80 Per Share

RYE BROOK, NY, February 10, 2014 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the second quarter of fiscal 2014 ended December 31, 2013.

Financial Highlights for the Second Quarter of Fiscal 2014

➢	Total investment income was $4.0 million, an increase of 29.0% compared to $3.1 million for the three months ended December 31, 2012 and a 24.3% increase compared to $3.2 million for the three months ended September 30, 2013.
➢	Net investment income was $1.9 million, or $0.25 per share, compared to $1.5 million, or $0.22 per share, for the three months ended December 31, 2012 and compared to $1.2 million, or $0.16 per share, for the three months ended September 30, 2013.
➢	Net realized and unrealized losses were $3.1 million, or $0.41 per share. The change in unrealized loss on investments was $2.6 million, or $0.34 per share. Of the change in unrealized loss, $0.4 million was related to the reversal of previously unrealized gains related to iMedx Inc., CSL Operating LLC, Coast Plating, Inc., and Employment Plus, Inc. This $0.4 million was recognized as fee income during the three months ended December 31, 2013.
➢	Realized losses were $0.5 million, or $0.07 per share. Combined with net investment income, this resulted in a net decrease in net assets from operations of $1.2 million, or $0.16 per share.
➢	Net asset value of $7.09 per share at December 31, 2013.
➢	Total portfolio investments at December 31, 2013 were $75.9 million compared to $77.6 million at December 31, 2012 and $94.6 million at September 30, 2013.
➢	Weighted average portfolio interest rate was 12.48% at December 31, 2013.
➢	New originations and expansion of facilities to existing borrowers were $5.0 million, including one new portfolio company. Repayments and realizations totaled $19.7 million during the three month period.
➢	At December 31, 2013, 90% of portfolio company investments were first lien senior secured loans.

On February 5, 2014, the Board of Directors declared monthly distributions for the fourth quarter of fiscal 2014 as follows:

Record Date	Payment Date	Per Share Amount
April 30, 2014	May 15, 2014	$0.067
May 30, 2014	June 13, 2014	$0.067
June 30, 2014	July 15, 2014	$0.067

These distributions equate to a $0.804 annualized distribution rate, or a current annualized yield of 10.88%, based on the closing price of the Company’s common stock of $7.39 per share on February 7, 2014.

Management Commentary

“For the second quarter, net investment income exceeded distributions on a 53% increase in net investment income over the prior sequential quarter,” said John Stuart, Chairman and Co-Chief Executive Officer of Full Circle Capital Corporation. “We received $19.7 million in repayments and realizations from five portfolio companies during the three month period which drove fee income to $1.2 million and total net investment income to $1.9 million. Including our recent portfolio realizations, we ended the quarter with debt investments in 18 portfolio companies, which represented a 12.48% weighted average interest rate at the end of the second quarter. While our results were negatively impacted by portfolio valuations, the portfolio remains highly collateralized with 90% invested in first lien senior secured debt and 78% of our loans currently bear floating rates. We believe that recent realizations as well as the liquidity from both our expanded line of credit and the January 2014 raise of $13.5 million in new equity capital, provides us with ample resources to execute on the increased opportunity set resulting from the recent appointment of Gregg Felton as Co-CEO and President.”

Mr. Felton commented, "We have broadened our origination strategy to include transactions structured as convertible debt as well as secondary purchases at a discount to par value. The three investments made during and subsequent to quarter end are examples of this broader approach. We believe these investments offer the opportunity for both current income and capital appreciation.  We are actively growing an attractive pipeline of transactions and are well positioned to execute given our current liquidity.”

Second Quarter Fiscal 2014 Results

The Company’s net asset value at December 31, 2013 was $7.09 per share. During the quarter, the Company generated $2.8 million of interest income, of which 100% was paid in cash. Income from fees, dividends and other sources totaled $1.2 million. The Company recorded net investment income of $1.9 million, or $0.25 per share. Net realized and unrealized losses were $3.1 million, or $0.41 per share; the majority of these losses were unrealized and related to fair value adjustments at quarter end. Net decrease in net assets from operations was $1.2 million, or $0.16 per share. Per share amounts for the quarter ended December 31, 2013 are based on approximately 7.6 million weighted average shares outstanding.

The change in unrealized loss on investments was $2.6 million, or $0.34 per share, for the three months ended December 31, 2013. The change in unrealized depreciation is primarily due to the depreciation of the senior secured term loans to ProGrade Ammo Group, LLC and Modular Process Control, LLC of $1.3 million and $0.5 million, respectively. Of the change in unrealized loss, $0.4 million was related to the reversal of previously unrealized gains related to iMedx Inc., CSL Operating LLC, Coast Plating, Inc., and Employment Plus, Inc. This $0.4 million was recognized as fee income during the three months ended December 31, 2013 and is reflected as Other Income in the Statement of Operations. This was partially offset by the $0.3 million appreciation of the senior secured loans to Global Energy Efficiency Holdings, Inc. The overall change in unrealized loss consisted of $2.3 million of net unrealized depreciation on debt investments and $309,602 of net unrealized depreciation on equity investments.

During the quarter, the Company originated $5.0 million in one new loan facility. Repayments and realizations from five portfolio companies totaled $19.7 million during the three month period.

At December 31, 2013, the Company’s portfolio included debt investments in 18 companies. The average portfolio company debt investment at December 31, 2013 was $3.9 million. The weighted average interest rate on debt investments was 12.48%. At fair value, 90% of portfolio investments were first lien loans, 2% were second lien loans and 8% were equity investments. Approximately 78% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 71% at December 31, 2013, compared to 59% at December 31, 2012 and 61% at September 30, 2013.

Subsequent Events

On January 14, 2014, the Company completed a follow-on public offering of 1,650,000 shares of the Company’s common stock for gross proceeds of approximately $11.8 million. On January 27, 2014, the underwriters exercised in full their option to purchase 242,300 additional shares. The exercise of the over-allotment resulted in the Company receiving an additional $1.7 million in gross proceeds.

On January 15, 2014, the Company received gross proceeds of $7,664,074 relating to the full repayment of its senior secured credit facility and the senior secured revolving loan with Global Energy Efficiency Holdings, Inc. Of the $7,664,074 million in gross proceeds, $7,226,737 represented repayment of expenses, interest, and principal, at par, and $437,337 represented prepayment fees and success fees.

On January 21, 2014, the Company invested $500,000 in warrants as part of a $30 million dollar senior secured convertible note purchase agreement with Advanced Cannabis Solutions, Inc. (ACS), a non-residential property owner and provider of consulting services. The agreement to purchase convertible notes is contingent upon ACS’ satisfaction of certain requirements. The convertible notes, when funded, will bear interest at a fixed rate of 12.00% per annum and have a final maturity of January 21, 2020. As of February 7, 2014, ACS’ common stock’s last sale on the OTC bulletin board was $12.32 per share.

On January 31, 2014, the Company purchased approximately $7.5 million par amount of a $256.3 million senior secured credit facility to PEAKS Trust 2009-1, a special purpose entity holding student loans, for approximately $6.0 million. The senior secured credit facility is guaranteed by ITT Educational Services, Inc., and bears interest at LIBOR plus 5.50%, with a minimum LIBOR of 2.00% per annum and has a final maturity of January 27, 2020.

Conference Call Details

Management will host a conference call to discuss these results on Tuesday, February 11, 2014 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 67682701.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on February 11, 2014 until 11:59 p.m. ET on February 14, 2014 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 67682701. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

		December 31, 2013	June 30, 2013
		Unaudited	Audited
Assets
Control Investments at Fair Value (Cost of $19,682,970 and $18,139,543, respectively)	(NOTE 2, 9)	$20,913,955	$19,115,440
Affiliate Investments at Fair Value (Cost of $18,178,195 and $17,954,622, respectively)	(NOTE 2, 9)	13,355,664	16,547,903
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $65,612,198 and $53,220,538, respectively)	(NOTE 2, 9)	62,613,339	52,511,158
Total Investments at Fair Value (Cost of $103,473,363 and $89,314,703, respectively)		96,882,958	88,174,501

Cash		907,361	18,029,115
Deposit with Broker		2,150,000	-
Interest Receivable	(NOTE 2)	905,939	1,097,970
Principal Receivable		487,641	104,768
Dividends Receivable		-	36,705
Due from Portfolio Investment		160,158	105,030
Receivable from Notes Offering		-	2,299,704
Prepaid Expenses		127,564	61,198
Other Assets		752,487	1,437,273
Deferred Offering Expenses		171,299	86,834
Deferred Debt Issuance Costs	(NOTE 8)	1,026,318	1,086,895
Deferred Credit Facility Fees	(NOTE 8)	597,048	543,846

Total Assets		104,168,773	113,063,839

Liabilities
Due to Affiliate	(NOTE 5)	882,235	728,371
Accounts Payable		50,964	471,297
Accrued Liabilities		9,000	10,172
Due to Broker		21,000,256	-
Dividends Payable		582,842	582,842
Interest Payable		52,150	134,167
Other Liabilities		334,961	358,696
Line of Credit	(NOTE 8)	6,440,944	25,584,147
Notes Payable 8.25% due June 30, 2020	(NOTE 8)	21,145,525	21,145,525
Distribution Notes	(NOTE 8)	-	3,404,583

Total Liabilities		50,498,877	52,419,800

Net Assets		$53,669,896	$60,644,039

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 7,569,382 issued and outstanding)		$75,694	$75,694
Paid-in Capital in Excess of Par		66,319,579	66,319,579
Distributions in Excess of Net Investment Income		(553,439)	(200,200)
Accumulated Net Realized Losses		(5,581,533)	(4,410,832)
Accumulated Net Unrealized Losses		(6,590,405)	(1,140,202)
Net Assets		$53,669,896	$60,644,039

Net Asset Value Per Share		$7.09	$8.01

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

		Three Months Ended December 31,		Six Months Ended December 31,
		2013	2012	2013	2012
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments		$1,649,533	$1,974,071	$3,530,671	$3,994,055
Interest Income from Affiliate Investments		656,935	280,567	1,310,653	560,508
Interest Income from Control Investments		484,207	319,411	942,111	598,584
Dividend Income from Control Investments		-	72,493	34,411	106,590
Other Income from Non-Control/Non-Affiliate Investments	(NOTE 2)	1,189,891	384,553	1,363,362	528,580
Other Income from Affiliate Investments	(NOTE 2)	3,837	56,004	8,881	59,585
Other Income from Control Investments	(NOTE 2)	12,500	12,500	25,000	25,000
Total Investment Income		3,996,903	3,099,599	7,215,089	5,872,902

Operating Expenses
Management Fee	(NOTE 5)	382,489	345,126	791,747	679,162
Incentive Fee	(NOTE 5)	474,897	365,430	789,636	673,362
Total Advisory Fees		857,386	710,556	1,581,383	1,352,524

Allocation of Overhead Expenses	(NOTE 5)	34,881	84,552	98,711	141,308
Sub-Administration Fees	(NOTE 5)	50,000	50,000	100,000	123,429
Officers’ Compensation	(NOTE 5)	75,529	75,160	150,867	150,354
Total Costs Incurred Under Administration Agreement		160,410	209,712	349,578	415,091

Directors’ Fees		31,625	33,125	60,250	61,750
Interest Expense	(NOTE 8)	718,502	438,587	1,439,479	835,082
Professional Services Expense		158,620	109,902	354,481	275,063
Bank Fees		21,622	5,230	35,468	8,320
Other		149,150	126,837	250,635	221,177
Total Operating Expenses		2,097,315	1,633,949	4,071,274	3,169,007

Net Investment Income		1,899,588	1,465,650	3,143,815	2,703,895
Net Change in Unrealized Gain (Loss) on Investments		(2,627,312)	1,292,589	(5,450,203)	1,809,902
Net Realized Gain (Loss) on:
Investments		(492,216)	(3,186,441)	(1,170,769)	(4,047,108)
Foreign Currency Transactions		-	-	68	-
Net Realized Gain (Loss)		(492,216)	(3,186,441)	(1,170,701)	(4,047,108)

Net Increase (Decrease) in Net Assets Resulting from Operations		$(1,219,940)	$(428,202)	$(3,477,089)	$466,689

Earnings per Common Share Basic and Diluted	(NOTE 4)	$(0.16)	$(0.06)	$(0.46)	$0.07
Net Investment Income per Common Share Basic and Diluted		$0.25	$0.22	$0.42	$0.42
Weighted Average Shares of Common Share Outstanding Basic and Diluted		7,569,382	6,732,969	7,569,382	6,476,175

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (unaudited)

	Three months ended December 31, 2013	Three months ended December 31, 2012	Six months ended December 31, 2013	Six months ended December 31, 2012

Per Share Data (1) :
Net asset value at beginning of period	$7.48	$8.51	$8.01	$8.59
Dilution from offering (2)	-	(0.17)	-	(0.17)
Offering costs	-	(0.01)	-	(0.01)
Net investment income (loss)	0.25	0.22	0.42	0.42
Change in unrealized gain (loss)	(0.34)	0.20	(0.73)	0.28
Realized gain (loss)	(0.07)	(0.49)	(0.15)	(0.62)
Dividends declared	(0.23)	(0.23)	(0.46)	(0.46)
Net asset value at end of period	$7.09	$8.03	$7.09	$8.03

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Dilution from offering is based on the change in net asset value from a follow on offering on November 27, 2012.

Company Contact:	Investor Relations Contacts:
John E. Stuart, Co-CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com